UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 29, 2020

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
As of May 29, 2020, Invacare Corporation (the “Company”) entered into separate privately negotiated agreements (the “Agreements”) with certain holders of its 5.00% Convertible Senior Notes due 2021 (the “2021 Notes”) and certain holders of its 4.50% Convertible Senior Notes due 2022 (the “2022 Notes”) to exchange approximately $35.4 million in aggregate principal amount of 2021 Notes (increased from the previously announced amount of $32.9 million) and $38.5 million in aggregate principal amount of 2022 Notes (the “Exchange Transactions”), for aggregate consideration of approximately $73.9 million in aggregate principal amount of new 5.00% Series II Convertible Senior Exchange Notes due 2024 (the “New Notes”) of the Company. Exchanging holders of the 2021 Notes received an equal principal amount of New Notes, plus an amount of cash equal to the accrued and unpaid interest on the exchanged 2021 Notes up to, but excluding the closing date and approximately $4.2 million in cash. Exchanging holders of the 2022 Notes received an equal principal amount of New Notes, plus an amount of cash equal to the accrued and unpaid interest on the exchanged 2022 Notes up to, but excluding the closing date and approximately $1.3 million in cash.
The Exchange Transactions closed on June 4, 2020. Following the closing of the Exchange Transactions, approximately $25.7 million in aggregate principal amount of the 2021 Notes and $81.5 million in aggregate principal amount of the 2022 Notes remain outstanding.
The New Notes were issued pursuant to an Indenture (the “Indenture”), entered into on June 4, 2020 by and between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The New Notes bear interest at a fixed rate of 5.00% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning November 15, 2020. Interest on the New Notes accrues from June 4, 2020. The principal amount of the New Notes also will accrete at a rate of approximately 4.7% per year commencing June 4, 2020, compounding on a semi-annual basis. The accreted portion of the principal is payable in cash upon maturity but does not bear interest and is not convertible into the Company’s common shares. The New Notes will mature on November 15, 2024 (the “Maturity Date”), unless earlier repurchased, redeemed or converted.
The initial conversion rate for the New Notes is 67.6819 of the Company’s common shares (“Common Shares”) (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of New Notes, which is equal to an initial conversion price of approximately $14.78 per share, representing a conversion premium of approximately 140% above the last reported sale price of the Common Shares of $6.16 on May 29, 2020. In addition, following (i) a redemption of the New Notes by the Company at its election under certain circumstances as described in the Indenture or (ii) certain corporate events that occur prior to the Maturity Date as described in the Indenture, the Company will pay a make-whole premium by increasing the conversion rate for a holder who elects to convert its New Notes in connection with such a redemption or corporate event in certain circumstances.
Prior to the Maturity Date, the Company may, at its election, redeem for cash all or part of the New Notes if the last reported sale price of the Common Shares equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the accreted principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, on the original principal amount of New Notes redeemed to, but excluding, the redemption date (subject to certain limited exceptions). No sinking fund is provided for the New Notes, which means the Company is not required to redeem or retire the New Notes periodically.

Holders of the New Notes may convert their New Notes at their option at any time prior to the close of business on the business day immediately preceding May 15, 2024 in multiples of $1,000 principal amount, only under the following circumstances:

•
during any calendar quarter commencing after the calendar quarter ending on June 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Common Shares for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price for the New Notes on each applicable trading day;

•
during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of New Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Shares and the conversion rate for the New Notes on each such trading day;

•	upon the occurrence of specified corporate events described in the Indenture; or

•	if the Company calls the New Notes for redemption pursuant to the terms of the Indenture.

On or after May 15, 2024 until the close of business on the second scheduled trading day immediately preceding the Maturity Date, holders may convert their New Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, Common Shares or a combination of cash and Common Shares, at its election.
If the Company undergoes a fundamental change, as described in the Indenture, prior to the Maturity Date, holders of the New Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their New Notes at a repurchase price equal to 100% of the accreted principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, if any, on the original principal amount of the New Notes to be repurchased to, but not including, the “fundamental change repurchase date” (as defined in the Indenture).

The Indenture provides for customary events of default. In the case of an event of default with respect to the New Notes arising from specified events of bankruptcy or insolvency, all outstanding New Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the New Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding New Notes may declare the principal amount of the New Notes to be immediately due and payable.
The New Notes are senior unsecured obligations of the Company and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the New Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated, including the 2021 Notes, the 2022 Notes and the Company’s 5.00% Convertible Senior Exchange Notes due 2024 issued in November 2019; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The description of the Agreements, the Indenture and the New Notes above is qualified in its entirety by reference to the Indenture and the form of New Notes, which are filed as Exhibits 4.1 and 4.2, respectively, and the form of the Agreements relating to the 2021 Notes and the 2022 Notes, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The issuance of New Notes in exchange for 2021 Notes and 2022 Notes as described in Item 1.01 of this Current Report on Form 8-K was offered to certain holders of the 2021 Notes and the 2022 Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer of the New Notes to certain holders of the 2021 Notes and the 2022 Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by a form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be institutional “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. Upon conversion of the New Notes, the New Notes may be settled in cash, Common Shares, or a combination of cash and Common Shares, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indenture). Neither the New Notes nor the underlying Common Shares (if conversions of the New Notes are settled through delivery of Common Shares) have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.
Item 7.01.    Regulation FD Disclosure.
On June 4, 2020, the Company issued a press release announcing the closing of the Exchange Transactions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated June 4, 2020, by and between Invacare Corporation and Wells Fargo Bank, N.A., as Trustee.

4.2	Form of the 5.00% Series II Convertible Senior Exchange Notes due 2024 (included in Exhibit 4.1).

10.1	Form of Exchange Agreement for 2021 Notes, dated May 29, 2020.

10.2	Form of Exchange Agreement for 2022 Notes, dated May 29, 2020.

99.1	Press Release, dated June 4, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: June 4, 2020	By:	/s/ Kathleen P. Leneghan
	Name:	Kathleen P. Leneghan
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Indenture, dated June 4, 2020, by and between Invacare Corporation and Wells Fargo Bank, N.A., as Trustee.

4.2	Form of the 5.00% Series II Convertible Senior Exchange Notes due 2024 (included in Exhibit 4.1).

10.1	Form of Exchange Agreement for 2021 Notes, dated May 29, 2020.

10.2	Form of Exchange Agreement for 2022 Notes, dated May 29, 2020.

99.1	Press Release, dated June 4, 2020.